ILX INCORPORATED SUBSIDIARY LIST
                                 (As of 3/13/96)
Note: All are wholly-owned unless otherwise noted *

Corporate Entities:
Genesis  Investment Group, Inc., an Arizona corporation
         Capital Reserve Fund, Inc.
         Harbor Southwest Development, Inc., an Arizona corporation High Income Fund, Inc., an Arizona corporation
         Laveen Properties, Inc., an Arizona corporation
         Lomacasi Resort Incorporated, an Arizona Corporation
         Pilot Service Corp., an Arizona corporation
         Short Term Fund, Inc., an Arizona corporation
         Syracuse Project Incorporated, an Arizona corporation Golden Eagle Realty, Inc., a Colorado corporation
Golden Eagle Resort, Inc., an Arizona corporation
ILE Florida, Inc., an Arizona corporation
         Southern Vacations, Inc., a Florida corporation
ILE Sedona Incorporated, an Arizona corporation
Kohl's Ranch Water Company, an Arizona corporation
Red Rock Collection Incorporated, an Arizona corporation
Red Rock Worldwide Incorporated, an Arizona corporation
SHI Health Institute Incorporated, an Arizona corporation
Varsity Clubs of America Incorporated, an Arizona corporation
         VCA Iowa Incorporated, an Arizona corporation
         VCA Management Incorporated, an Arizona corporation
         VCA South Bend Incorporated, an Arizona corporation
         VCA Tucson Incorporated, an Arizona corporation

Partnerships/Joint Ventures:
*Los Abrigados Partners Limited Partnership, an Arizona limited partnership
         Note: ILE Sedona Incorporated is General Partner (70%); and ILX Incorporated is Class A Limited Partner(7.5%)
*Orangemen Club Limited Partnership, a New York limited partnership
         Note: Syracuse Project Incorporated is General Partner (80%)
*The Sedona Real Estate Limited Partnership #1, an Arizona limited partnership
         Note: Lomacasi Resort Incorporated is General Partner (75%)

Non-Profit Entities:
Golden Eagle Resort Condominium Association, Inc., a Colorado non-profit corporation
Kohl's Ranch Owners Association, an Arizona non-profit corporation
Sedona Vacation Club Incorporated, an Arizona non-profit corporation
Varsity Clubs of America--Iowa Chapter, an Arizona non-profit corporation Varsity Clubs of America--Norman, Oklahoma, an Arizona non-profit corporation Varsity Clubs of America--South Bend Chapter, an Arizona non-profit corporation Varsity Clubs of America--Tucson Chapter, an Arizona non-profit corporation